Exhibit 99.1

OSI Systems Reports Fiscal 2024 Second Quarter Financial Results

  Record Q2 Revenues of $373 Million (26% growth year-over-year)
  Record Q2 Earnings Per Diluted Share
    GAAP EPS of $2.11
    Non-GAAP Adjusted EPS of $2.21 (86% growth year-over-year)
  Q2 Operating Income Growth of 105% Year-Over-Year
  Q2-Ended Backlog of Approximately $1.8 Billion
  Company Increases FY 2024 Revenue and Non-GAAP Adjusted Diluted EPS Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--January 25, 2024--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the three and six months ended December 31, 2023.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated “We are pleased to report a record-breaking second quarter for revenues and earnings, led by strong execution in the Security division and solid performance in the Optoelectronics and Manufacturing division. Given our robust backlog and high visibility into our pipeline of opportunities, we anticipate a strong second half of fiscal 2024.”

For Q2 FY24, the Company reported revenues of $373.2 million, a 26% increase over the $295.6 million reported for the same quarter of the prior year. Net income for Q2 FY24 was $36.6 million, or $2.11 per diluted share, compared to net income of $16.4 million, or $0.96 per diluted share, for the same quarter of the prior year. Non-GAAP net income for Q2 FY24 was $38.3 million, or $2.21 per diluted share, compared to non-GAAP net income for the same quarter of the prior year of $20.4 million, or $1.19 per diluted share.

For the six months ended December 31, 2023, revenues were $652.4 million compared to $563.7 million in the same period a year ago. Net income for the six months ended December 31, 2023 was $49.4 million, or $2.87 per diluted share, compared to $27.6 million, or $1.61 per diluted share, for the same period a year ago. Non-GAAP net income for the six months ended December 31, 2023 was $53.8 million, or $3.12 per diluted share, compared to non-GAAP net income of $35.3 million, or $2.06 per diluted share, for the same prior-year period.

The Company's book-to-bill ratio was 1.0 for the second quarter of fiscal 2024. As of December 31, 2023, the Company's backlog was approximately $1.8 billion. For Q2 FY24, operating cash flow was negative $23.5 million driven by investments in working capital primarily to support recent business wins compared to negative $9.1 million for the same quarter of the prior year. Capital expenditures were $3.5 million and $3.7 million for Q2 FY24 and Q2 FY23, respectively.

Mr. Chopra commented, “The Security division results reflect our tremendous momentum given increasing demand for our product and service offerings as well as our superior competitive position. Our revenues increased 49% year-over-year, which we leveraged to deliver significant operating income growth. The adjusted operating margin expanded to 22.1% in the fiscal 2024 second quarter compared to 14.7% in the same quarter of the prior fiscal year. Bookings were solid and, importantly, despite the sizable conversion of backlog to revenue in the quarter, the overall Security division quarter-ended backlog remains comparable with the level of last quarter. This gives us significant confidence that the positive momentum in the Security division will continue in the second half of this fiscal year and into the future.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division again delivered solid financial results with adjusted operating margin expansion on comparable year-over-year revenues as certain customers delayed the receipt of deliveries. This division continues to benefit from our vertically-integrated global manufacturing footprint, which further expanded into Mexico in December 2023. I am proud of the Optoelectronics and Manufacturing team’s focus on continuous improvement, and we are well-positioned to take advantage of future growth.”

Mr. Chopra concluded, “While general market conditions continued to pose challenges for our Healthcare division, and the division’s revenues and operating income decreased compared to the same quarter of the previous year, we are encouraged by the division’s strong bookings which generated a book-to-bill ratio over 1.1. We continue to focus on new product development, principally in our patient monitoring portfolio and anticipate stronger performance in the second half of the fiscal year compared to the first half of fiscal 2024.”

Fiscal Year 2024 Outlook

The Company is increasing its fiscal 2024 revenues guidance from anticipated growth in excess of 18% to anticipated growth in excess of 19% over revenues in fiscal 2023. The Company is also increasing its non-GAAP adjusted diluted earnings per share guidance from greater than 27% growth to greater than 29% growth compared to non-GAAP adjusted diluted earnings per share for fiscal year 2023. Actual revenues and adjusted diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2024 adjusted diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP adjusted diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP adjusted diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected non-GAAP adjusted diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP adjusted diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for all fiscal periods is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, non-cash interest expense, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included within revenue in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its financial results for the periods presented in this earnings release. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until February 8, 2024. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems and its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2024 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict, including the potential for broad economic disruption; global economic uncertainty; material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Revenues:
Products	$216,885	$290,179	$413,839	$489,888
Services	78,712	83,056	149,829	162,557
Total net revenues	295,597	373,235	563,668	652,445
Cost of goods sold:
Products	158,294	187,385	301,663	324,368
Services	41,096	44,549	78,301	88,031
Total cost of goods sold	199,390	231,934	379,964	412,399
Gross profit	96,207	141,301	183,704	240,046
Operating expenses:
Selling, general and administrative	54,003	71,604	107,441	131,402
Research and development	14,456	16,350	28,996	32,272
Restructuring and other charges, net	2,257	1,026	3,476	1,492
Total operating expenses	70,716	88,980	139,913	165,166
Income from operations	25,491	52,321	43,791	74,880
Interest and other expense, net	(5,180)	(6,534)	(8,612)	(12,282)
Income before income taxes	20,311	45,787	35,179	62,598
Provision for income taxes	(3,957)	(9,234)	(7,590)	(13,166)
Net income	$16,354	$36,553	$27,589	$49,432

Diluted earnings per share	$0.96	$2.11	$1.61	$2.87
Weighted average shares outstanding – diluted	17,103	17,302	17,140	17,238

UNAUDITED SEGMENT INFORMATION (in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Revenues – by Segment:
Security division	$167,444	$249,975	$312,436	$414,604
Optoelectronics and Manufacturing division, including intersegment revenues	98,709	98,097	192,625	194,225
Healthcare division	43,520	41,850	87,083	79,637
Intersegment eliminations	(14,076)	(16,687)	(28,476)	(36,021)
Total	$295,597	$373,235	$563,668	$652,445

Operating income (loss) – by Segment:
Security division	$21,593	$51,856	$36,518	$72,465
Optoelectronics and Manufacturing division	12,212	11,621	23,470	23,058
Healthcare division	1,404	429	3,032	593
Corporate	(9,276)	(11,183)	(19,424)	(21,099)
Intersegment eliminations	(442)	(402)	195	(137)
Total	$25,491	$52,321	$43,791	$74,880

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2023	December 31, 2023
Assets

Cash and cash equivalents	$76,750	$127,258
Accounts receivable, net	380,845	370,168
Inventories	338,008	445,818
Prepaid expenses and other current assets	44,300	59,839
Total current assets	839,903	1,003,083
Property and equipment, net	108,933	110,188
Goodwill	349,505	352,911
Intangible assets, net	140,857	143,288
Other non-current assets	116,488	117,007
Total Assets	$1,555,686	$1,726,477

Liabilities and Stockholders' Equity

Bank lines of credit	$215,000	$316,000
Current portion of long-term debt	8,076	8,120
Accounts payable and accrued expenses	208,786	234,506
Other current liabilities	139,832	141,765
Total current liabilities	571,694	700,391
Long-term debt	136,491	132,792
Other long-term liabilities	121,336	122,851
Total liabilities	829,521	956,034
Total stockholders’ equity	726,165	770,443
Total Liabilities and Stockholders’ Equity	$1,555,686	$1,726,477

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except earnings per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2022		2023		2022		2023
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$16,354	$0.96	$36,553	$2.11	$27,589	$1.61	$49,432	$2.87
Restructuring and other charges, net	2,257	0.13	1,026	0.06	3,476	0.20	1,492	0.09
Amortization of acquired intangible assets	3,768	0.22	4,680	0.27	7,488	0.44	8,387	0.48
Non-cash interest expense	139	0.01	-	-	295	0.02	-	-
Tax benefit of above adjustments	(1,418)	(0.09)	(1,465)	(0.08)	(2,690)	(0.16)	(2,544)	(0.15)
Discrete tax benefit	(716)	(0.04)	(2,540)	(0.15)	(814)	(0.05)	(2,953)	(0.17)

Non-GAAP basis	$20,384	$1.19	$38,254	$2.21	$35,344	$2.06	$53,814	$3.12

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended December 31, 2022
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$21,593	12.9%	$12,212	12.4%	$1,404	3.2%	$(9,718)	$25,491	8.6%
Restructuring and other charges, net.	77	0.0%	-	-	2,152	4.9%	28	2,257	0.8%
Amortization of acquired intangible assets	2,883	1.8%	684	0.7%	201	0.5%	-	3,768	1.3%
Non-GAAP basis– operating income (loss)	$24,553	14.7%	$12,896	13.1%	$3,757	8.6%	$(9,690)	$31,516	10.7%

Three Months Ended December 31, 2023
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$51,856	20.7%	$11,621	11.8%	$429	1.0%	$(11,585)	$52,321	14.0%
Restructuring and other charges, net.	164	0.1%	525	0.5%	-	-	337	1,026	0.3%
Amortization of acquired intangible assets	3,339	1.3%	1,039	1.1%	302	0.7%	-	4,680	1.2%
Non-GAAP basis– operating income (loss)	$55,359	22.1%	$13,185	13.4%	$731	1.7%	$(11,248)	$58,027	15.5%

Six Months Ended December 31, 2022
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$36,518	11.7%	$23,470	12.2%	$3,032	3.5%	$(19,229)	$43,791	7.8%
Restructuring and other charges, net.	865	0.3%	15	0.0%	2,446	2.8%	150	3,476	0.6%
Amortization of acquired intangible assets	5,703	1.8%	1,382	0.7%	403	0.5%	-	7,488	1.3%
Non-GAAP basis– operating income (loss)	$43,086	13.8%	$24,867	12.9%	$5,881	6.8%	$(19,079)	$54,755	9.7%

Six Months Ended December 31, 2023
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$72,465	17.5%	$23,058	11.9%	$593	0.7%	$(21,236)	$74,880	11.5%
Restructuring and other charges, net.	436	0.1%	576	0.3%	-	0.0%	480	1,492	0.2%
Amortization of acquired intangible assets	5,966	1.4%	1,818	0.9%	603	0.8%	-	8,387	1.3%
Non-GAAP basis– operating income (loss)	$78,867	19.0%	$25,452	13.1%	$1,196	1.5%	$(20,756)	$84,759	13.0%

Contacts

For Additional Information, Contact:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com